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                                                                   EXHIBIT 10.14

                        MEDICAL DEFENSE HOLDING COMPANY

MAXIMUM AMOUNT AND INTEREST
                            [LOGO OF COMMERCE BANK]
                                 RCF/15905/crp              No._________________
$2,500,000.00      and interest   Springfield,    Missouri     June 24,     1996
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 (Maximum Amount)                   (City)        (State)       (Date)

                THE UNDERSIGNED PROMISES TO PAY TO THE ORDER OF

  Commerce Bank, N.A. ("Bank") at its office, the principal sum of Two Million Five Hundred Thousand and no/100 Dollars or the then outstanding and unpaid balance of sums advanced hereunder together with accrued interest on demand but if no demand is made then on June 24, 1997. All sums advanced hereunder shall bear interest from the date of such advance at the per annum rate of Fed. Funds + 2.50%. Interest shall be calculated on the actual number of days outstanding on the basis of a year of 360 days, and shall be payable on the 24th day of July, 1996 and on the 24th day of each month thereafter. Payments will be applied first to interest then to principal.

  Acceptance of payments after a date on which bank may demand payment in full shall not constitute a waiver of the Bank's right to demand payment in full thereafter. This note shall bear interest after maturity at the rate of 3% over the stated rate but not exceeding the maximum rate allowed by law; and if not paid annually, such interest shall be compounded annually. If used herein, "prime rate" shall mean the per annum rate of interest established from time to time by Commerce Bank, N.A. and designated as such for its internal convenience, and no representation is made that the prime rate is the lowest, the best, or a favored, rate of interest. The rate of interest charged on this note, if related to such "prime rate" and unless otherwise provided herein, shall change with, and be effective on the date of, each change in the "prime rate".

  Until the occurrence of any event of default or the maturity of this note, whether by acceleration or otherwise, the undersigned may borrow and repay and re-borrow such amounts as Bank in its sole discretion may determine to lend to the undersigned, but not exceeding the maximum amount set forth above. All advances and repayments hereunder shall be recorded by Bank and between the undersigned and Bank such records shall be conclusively presumed to reflect the amounts advanced and repaid hereunder and the then outstanding and unpaid balance of the sums advanced or readvanced hereunder. Unless otherwise instructed by the undersigned, all advances under this note will be credited to checking account No. 093018393 carried on the books of Bank in the name of Medical Defense Holding Company and the undersigned agrees that Bank may make advances, at its discretion, upon oral instructions, of any of the undersigned or upon occurrence of an overdraft in said checking account or any account of the undersigned with Bank.

  Upon the occurrence of any of the following events of default: Failure of the undersigned to comply with any of the provisions contained in this note or in any security instrument, directly or indirectly, securing the same or in any other agreement between the undersigned and Bank, failure of any guarantor of this note to comply with any provisions contained in any guaranty or security instrument securing the same, or any event (such as transfer of collateral) under any security instrument, directly or indirectly, securing this note or in any other agreement to which the undersigned is a party, which allows Bank or any other person to declare any indebtedness owing by the undersigned due and payable in full, or death, dissolution, termination of existence, insolvency, failure to pay debts as they mature, appointment of a receiver of any part of the property of, an assignment for the benefit of creditors, or the commencements of any proceedings under bankruptcy or insolvency laws by or against any of the undersigned or any guarantor or endorser of this note, or if Bank deems itself insecure, then or at any time thereafter, this note and all other obligations of each of the undersigned, shall at the option of Bank, become due and payable without notice or demand unless notice or demand be required by law. Unless prohibited by law, the undersigned will pay on demand all costs of collection, legal expenses and attorney's fees incurred or paid in collecting and/or enforcing this note. Furthermore, Bank reserves the right to offset without notice all funds held by Bank against matured debts owing to Bank by undersigned.

  If this note is secured by a mortgage, deed of trust or other security instrument, reference is made to such security instrument for additional rights as to acceleration of this indebtedness.

  If credit life and/or disability insurance(s) are purchased through Bank it will cover only the person(s) named in the statement or certificate of insurance issued to the undersigned, or, if no statement or certificate is issued, the person whose signature appears first below.

  All without notice to and without affecting the liability to Bank of any of the undersigned, each of the undersigned: (1) waives presentment, protest, demand, notice of dishonor or default, and consents to the release of any party or parties directly or indirectly liable for payment hereof or the release, subordination or substitution of any collateral securing this obligation; and
(2) consents to any and all amendments, modifications (including changes in interest rate), and/or renewals and extensions (including successive renewals or extensions and whether for the same term or such shorter or longer terms as Bank may require).

     (check if applicable)
     [_] This note is secured by a mortgage/deed of trust dated __________,19__ which secures future advances and obligations of the undersigned or any of them if more than one.

  As used herein "undersigned" shall mean each maker and each endorser, and each, jointly and severally agrees to all the provisions hereof. This note shall be construed in accordance with the laws of Missouri.

  Funds Used For Business Purposes
Security for this note and all other indebtedness owing to Bank includes but is not limited to the following:

                                     Medical Defense Holding Company
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                                       By: /s/ Ronald G. Benson
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Signature                            Signature Ronald G. Benson, M.D., President

                                       By: /s/ Geri H. Morrison          6-24-96
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Signature                            Signature Geri H. Morrison, Chief Operating
                                                                         Officer

Address:  P.O. Box 3817, Springfield, MO  65808
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